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                                                                   EXHIBIT 99.03


                SUPPLEMENT TO VOTING AND EXCHANGE TRUST AGREEMENT

         THIS AGREEMENT is entered into as of -, 2002, by and among Brooks-PRI Automation, Inc., a corporation formerly known as Brooks Automation, Inc., existing under the laws of the State of Delaware ("Brooks-PRI"), 1325949 Ontario Inc., a corporation existing under the laws of Ontario and a wholly-owned subsidiary of Brooks-PRI ("Subco"), Brooks-PRI Automation (Canada), Inc., a corporation existing under the laws of Canada (the "Company"), and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the "Trustee").

         WHEREAS Brooks-PRI is the surviving corporation after two mergers pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 18, 2001 among Brooks-PRI, PRI and a wholly owned subsidiary of Brooks-PRI, Pontiac Acquisition Corp., a corporation formerly existing under the laws of the Commonwealth of Massachusetts and a wholly owned subsidiary of Brooks-PRI ("Brooks Merger Sub"), and PRI Automation, Inc., a corporation formerly existing under the laws of the Commonwealth of Massachusetts ("PRI"), which agreement provided for (a) the merger of Brooks Merger Sub into PRI (the "First Merger"), pursuant to which each share of common stock of PRI was exchanged for 0.52 of a share of common stock of Brooks-PRI; and (b) the merger of PRI into Brooks-PRI immediately following the First Merger (the "Second Merger");

          AND WHEREAS PRI, the Company (then named Promis Systems Corporation Ltd.), Subco and Montreal Trust Company of Canada are parties to a Voting and Exchange Trust Agreement dated as of March 2, 1999 (the "Voting and Exchange Trust Agreement");

         AND WHEREAS the Trustee has purchased the corporate trust business of Montreal Trust Company of Canada including the rights and obligations of Montreal Trust Company of Canada under the Voting and Exchange Trust Agreement.

         AND WHEREAS Brooks-PRI agreed in the Merger Agreement to enter into, and become bound by, inter alia, the Voting and Exchange Trust Agreement upon consummation of the First Merger and the Second Merger (collectively, the "Mergers");

         AND WHEREAS the Mergers have been consummated;

         AND WHEREAS, the parties hereto desire to execute this supplemental agreement (the "Agreement") to evidence and confirm Brooks-PRI as the successor to PRI under the Voting and Exchange Trust Agreement pursuant to Section 12.5 thereof;

         AND WHEREAS the Trustee is satisfied and has received a legal opinion to the effect that the Mergers are on terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders (as defined in the Voting and Exchange Trust Agreement) under the Voting and Exchange Trust Agreement;


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         NOW THEREFORE in consideration of the respective covenants and agreements provided herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Brooks-PRI is confirmed as the "Parent Successor" to PRI pursuant to the provisions of Article 11 of the Voting and Exchange Trust Agreement, and all references in the Voting and Exchange Trust Agreement to "Parent" shall be deemed to be references to Brooks-PRI. Brooks-PRI hereby accepts and agrees to such succession and confirms and agrees that it shall be subject to and assume all rights, liabilities, covenants and obligations of Parent under the Voting and Exchange Trust Agreement and shall observe and perform all the covenants and obligations of Parent thereunder.

2. Brooks-PRI has issued to and deposited with the Trustee a special voting share of Brooks-PRI (the "Brooks-PRI Special Voting Share"), which was issued upon the conversion of the Voting Share (as defined in the Voting and Exchange Trust Agreement) pursuant to the First Merger. The Trustee acknowledges receipt of such Brooks-PRI Special Voting Share and has surrendered to Brooks-PRI the certificate formerly representing the Voting Share of PRI. The parties confirm that the Brooks-PRI Special Voting Share shall be the "Voting Share" for the purposes of the Voting and Exchange Trust Agreement immediately upon execution of this Agreement and acknowledge that the Brooks-PRI Special Voting Share provides that it shall carry that number of votes in the aggregate as is equal to the number of Exchangeable Shares from time to time outstanding (other than Exchangeable Shares held by Brooks-PRI or an affiliate) multiplied by 0.52, provided that fractional votes shall be disregarded in the aggregate and in respect of the direction of votes by each registered holder of Exchangeable Shares.

3. For greater certainty, as a result of the Mergers and the operation of the Exchangeable Share Provisions (as defined in the Voting and Trust Exchange Agreement), the definitions of "Aggregate Equivalent Vote Amount", "Equivalent Vote Amount", "Exchangeable Share Consideration", "Exchangeable Share Price" and "Holder Votes" contained in, and any rights, liabilities, covenants and obligations of Parent or Subco under, the Voting and Exchange Trust Agreement as supplemented by this Agreement, including the obligation to deliver Exchangeable Share Consideration thereunder, shall be construed and shall operate on the basis that each Exchangeable Share has become exchangeable, redeemable or retractable for 0.52 shares of Parent Common Stock, rather than for one share of Parent Common Stock, subject to the treatment of fractional interests as set forth in Section 4 below. In addition, the reference in such definitions of "Aggregate Equivalent Vote Amount" and "Equivalent Vote Amount" to "one share of Parent Common Stock" shall be deemed to read "0.52 shares of Parent Common Stock".

4. No certificates will be issued representing fractional interests in Parent Common Stock delivered upon exchange, redemption or retraction of Exchangeable Shares, and any such fractional interests will not entitle the holder thereof to any rights of a holder of Parent Common Stock. In lieu thereof, each such holder will receive an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the market value of the Parent Common Stock. For this purpose,


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         market value means the closing price per share of Parent Common Stock
         (rounded to the nearest whole cent) on the Nasdaq National Market on the day the Exchangeable Share is exchanged, redeemed or retracted.

5. For the purposes of notices pursuant to the Voting and Exchange Trust Agreement as supplemented by this Agreement, the notice particulars are:

                  Parent or Subco:

                  Brooks-PRI Automation, Inc.
                  15 Elizabeth Drive
                  Chelmsford, Massachusetts, USA
                  01824

                  Attention: Chief Financial Officer
                  Facsimile Number: (978) 262-2511

                  With a copy to:

                  Brown, Rudnick Freed & Gesmer
                  One Financial Center
                  Boston, MA 02111
                  Attention: David H. Murphree, Esq.
                  Facsimile Number (617) 856-8201

                  The Company:

                  Brooks-PRI Automation (Canada), Inc.
                  170 University Avenue, Suite 1200
                  Toronto, Ontario,
                  Canada M5H 3B3
                  Attention: [-]
                  Facsimile Number:

                  With a copy to:


                  WeirFoulds LLP
                  The Exchange Tower, Suite 1600
                  P.O. Box 480, 130 King Street West
                  Toronto, Ontario Canada M5X 1J5
                  Attention: Richard R. Wozenilek, Esq.
                  Facsimile Number: (416) 365-1876

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                  The Trustee:

                  Computershare Trust Company of Canada
                  100 University Avenue
                  12th Floor
                  Toronto, Ontario  M5J 2Y1
                  Attention: Manager, Corporate Trust
                  Facsimile Number: (416) 981-9777

6. The Voting and Exchange Trust Agreement shall continue in full force and effect, as supplemented by this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       BROOKS-PRI AUTOMATION, INC.

                                       By:
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                                       1325949 ONTARIO INC.

                                       By:
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                                       BROOKS-PRI AUTOMATION (CANADA), INC.

                                       By:
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                                       COMPUTERSHARE TRUST COMPANY OF CANADA

                                       By:
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                                       By:
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